EXHIBIT 99.1

PRESS RELEASE

INVESTOR CONTACT:

Philip Lee

Synopsys, Inc.

650-584-1080

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Jim Brady

Synopsys, Inc.

408-482-4719

jim.brady@synopsys.com

Synopsys Posts Financial Results for First Quarter Fiscal Year 2023

Q1 FY 2023 Financial Highlights

•	Revenue: $1.361 billion

•	GAAP earnings per diluted share: $1.75

•	Non-GAAP earnings per diluted share: $2.62

MOUNTAIN VIEW, Calif. – Feb. 15, 2023 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its first quarter of fiscal year 2023. Revenue for the first quarter of fiscal year 2023 was $1.361 billion, compared to $1.270 billion for the first quarter of fiscal year 2022.

“Synopsys delivered a solid start to the year. Building on our strength and momentum from 2022, we met or exceeded all of our guidance targets, and based on the continued robust design activity, we remain confident in our business,” said Aart de Geus, chairman and CEO of Synopsys. “As a key technology catalyst in the ‘Smart Everything’ world, we are driving groundbreaking innovations that radically advance the design of complex chips and software. For FY’23, we are reaffirming our targets of 14-15% revenue growth and continued non-GAAP operating margin expansion, and expect to grow non-GAAP earnings per share by 18-19%.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the first quarter of fiscal year 2023 was $271.5 million, or $1.75 per diluted share, compared to $313.7 million, or $1.99 per diluted share, for the first quarter of fiscal year 2022.

Non-GAAP Results

On a non-GAAP basis, net income for the first quarter of fiscal year 2023 was $406.7 million, or $2.62 per diluted share, compared to non-GAAP net income of $376.9 million, or $2.40 per diluted share, for the first quarter of fiscal year 2022.

For a reconciliation of net income, earnings per diluted share and other measures on a GAAP and non-GAAP basis, see “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Business Segments

Beginning in fiscal year 2023, Synopsys began reporting revenue and operating income in three segments: (1) Design Automation, which includes digital and custom integrated circuit (IC) design software, verification hardware and software products, manufacturing-related design products, field-programmable gate array (FPGA) design software, optical products, professional services, and other; (2) Design IP, which includes our Synopsys IP portfolio; and (3) Software Integrity, which includes solutions that test software code for security vulnerabilities and quality defects, as well as professional and managed services. Further information regarding these segments is provided at the end of this press release.

Financial Targets

Synopsys also provided its consolidated financial targets for the second quarter and full fiscal year 2023. These financial targets assume no further changes to export control restrictions or the current U.S. government “Entity List” restrictions. These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Second Quarter and Fiscal Year 2023 Financial Targets (1)

(in millions except per share amounts)

	Range for Three Months Ending April 30, 2023		Range for Fiscal Year Ending October 31, 2023
	Low	High	Low	High
Revenue	$1,360	$1,390	$5,775	$5,825
GAAP Expenses	$1,085	$1,105	$4,544	$4,591
Non-GAAP Expenses	$917	$927	$3,810	$3,840
Non-GAAP Other Income (Expense)	$(1)	$1	$(12)	$(8)
Non-GAAP Tax Rate	16%	16%	16%	16%
Outstanding Shares (fully diluted)	155	158	155	158
GAAP EPS	$1.62	$1.72	$7.12	$7.30
Non-GAAP EPS	$2.45	$2.50	$10.53	$10.60
Operating Cash Flow			~$1,650

(1)	Synopsys’ second quarter of fiscal year 2023 and fiscal year 2023 will end on April 29, 2023 and October 28, 2023, respectively. For presentation purposes, we refer to the closest calendar month end.

For a reconciliation of Synopsys’ second quarter and fiscal year 2023 targets, including expenses, earnings per diluted share and other measures on a GAAP and non-GAAP basis, see “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available on Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-770-2030 (+1-647-362-9199 for international callers), access code 6444570, beginning at 5:00 p.m. Pacific Time today, until 11:59 p.m. Pacific Time on February 22, 2023. A webcast replay will also be available on the corporate website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the second quarter fiscal year 2023 in May 2023. Synopsys will post copies of the prepared remarks on its website following today’s call. In addition, Synopsys makes additional information available in a financial supplement and corporate overview presentation, also posted on the corporate website.

Effectiveness of Information

The targets included in this press release, the statements made during the earnings conference call and the information contained in the financial supplement and the corporate overview presentation (available on Synopsys’ corporate website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of February 15, 2023. Although this press release, copies of the prepared remarks made during the earnings conference call, the financial supplement, and the corporate overview presentation will remain available on Synopsys’ website through the date of the earnings call for the second quarter fiscal year 2023, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys undertakes no duty and does not intend to update any forward-looking statement, whether as a result of new information or future events, or otherwise update, the targets given in this press release unless required by law.

Availability of Final Financial Statements

Synopsys will include final financial statements for the first quarter fiscal year 2023 in its quarterly report on Form 10-Q to be filed on or before March 9, 2023.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As an S&P 500 company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and offers the industry’s broadest portfolio of application security testing tools and services. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing more secure, high-quality code, Synopsys has the solutions needed to deliver innovative products. Learn more at www.synopsys.com.

GAAP to Non-GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but acknowledges evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal planning and forecasting purposes. These non-GAAP measures may be different from non-GAAP measures used by other companies. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, superior to, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP financial measures that include: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related items, (iv) restructuring charges, (v) the effects of certain settlements, final judgments and loss contingencies related to legal proceedings, and (vi) the income tax effect of non-GAAP pre-tax adjustments; and the non-GAAP financial measures that exclude such information in order to assess the performance of Synopsys’ business operations and for planning and forecasting in subsequent periods.

Synopsys’ annual non-GAAP tax rate was 18% for fiscal year 2022, and it previously elected to maintain an annual non-GAAP tax rate of 18% for fiscal year 2023 given uncertainty surrounding further U.S. corporate tax law changes. This annual non-GAAP tax rate was based on an evaluation of Synopsys’ historical and projected mix of U.S. and international profit before tax, taking into account the impact of non-GAAP adjustments, U.S. tax law changes, as well as other factors such as its current tax structure, existing tax positions and expected recurring tax incentives.

Based on a re-evaluation of federal tax laws that require research and development expense to be capitalized commencing in Synopsys’ first quarter of fiscal year 2023, Synopsys has elected to update its annual non-GAAP tax rate for fiscal year 2023 to 16%. Synopsys does not currently anticipate any additional significant changes to U.S. corporate tax law, its geographic earnings mix, or significant tax law changes in major jurisdictions where it operates that would result in further adjustment to its fiscal year 2023 annual non-GAAP tax rate.

When possible, Synopsys provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below, as well as Item 2.02 of Synopsys’ Current Report on Form 8-K filed on February 15, 2023, for additional information about the measures Synopsys uses to evaluate its core business operations. Synopsys is unable to provide a reconciliation of certain non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis because doing so would not be possible without unreasonable effort due to, among other things, the potential variability and limited visibility of the excluded items. For the same reasons, Synopsys is unable to address the probable significance of the unavailable information.

Reconciliation of First Quarter Fiscal Year 2023 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per diluted share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of First Quarter Fiscal Year 2023 Results(1)

(unaudited and in thousands, except per share amounts)

	Three Months Ended January 31,
	2023	2022
GAAP net income	$271,536	$313,687
Adjustments:
Amortization of intangible assets	24,378	22,360
Stock compensation	133,867	95,771
Acquisition-related items	2,595	2,077
Restructuring charges	40,859	11,746

Tax adjustments	(66,565)	(68,753)

Non-GAAP net income	$406,670	$376,888

	Three Months Ended January 31,
	2023	2022
GAAP net income per diluted share	$1.75	$1.99
Adjustments:
Amortization of intangible assets	0.16	0.14
Stock compensation	0.86	0.61
Acquisition-related items	0.02	0.01
Restructuring charges	0.26	0.08

Tax adjustments	(0.43)	(0.43)

Non-GAAP net income per diluted share	$2.62	$2.40

Shares used in computing net income per diluted share amounts:	155,076	157,273

(1)	Synopsys’ first quarter of fiscal year 2023 and 2022 ended on January 28, 2023 and January 29, 2022, respectively. For presentation purposes, we refer to the closest calendar month end.

Reconciliation of 2023 Targets

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP targets for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Second Quarter Fiscal Year 2023 Targets (1)

(in thousands, except per share amounts)

	Range for Three Months Ending April 30, 2023
	Low	High
Target GAAP expenses	$1,085,000	$1,105,000
Adjustments:
Amortization of intangible assets	(24,000)	(27,000)
Stock compensation	(144,000)	(151,000)

Target non-GAAP expenses	$917,000	$927,000

	Range for Three Months Ending April 30, 2023
	Low	High
Target GAAP earnings per diluted share	$1.62	$1.72
Adjustments:
Amortization of intangible assets	0.17	0.15
Stock compensation	0.96	0.92
Tax adjustments	(0.30)	(0.29)

Target non-GAAP earnings per diluted share	$2.45	$2.50

Shares used in non-GAAP calculation (midpoint of target range)	156,500	156,500

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2023 Targets (1)

(in thousands, except per share amounts)

	Range for Fiscal Year Ending October 31, 2023
	Low	High
Target GAAP expenses	$4,544,454	$4,591,454
Adjustments:
Amortization of intangible assets	(98,000)	(103,000)
Stock compensation	(593,000)	(605,000)
Acquisition-related items	(2,595)	(2,595)
Restructuring charges	(40,859)	(40,859)

Target non-GAAP expenses	$3,810,000	$3,840,000

	Range for Fiscal Year Ending October 31, 2023
	Low	High
Target GAAP earnings per diluted share	$7.12	$7.30
Adjustments:
Amortization of intangible assets	0.66	0.63
Stock compensation	3.87	3.79
Acquisition-related items	0.02	0.02
Restructuring charges	0.26	0.26
Tax adjustments	(1.40)	(1.40)

Target non-GAAP earnings per diluted share	$10.53	$10.60

Shares used in non-GAAP calculation (midpoint of target range)	156,500	156,500

(1)	Synopsys’ second quarter of fiscal year 2023 and fiscal year 2023 will end on April 29, 2023 and October 28, 2023, respectively. For presentation purposes, we refer to the closest calendar month end.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements regarding Synopsys’ short-term and long-term financial targets, expectations and objectives; strategies related to our products, technology and services; business and market outlook, opportunities and strategies; the expected impact of U.S. and foreign government actions and regulatory changes, including export control restrictions, on our financial results; customer demand and market expansion; our planned product releases and capabilities; industry growth rates; software trends; planned acquisitions and stock repurchases; our expected tax rate; and the impact of the ongoing COVID-19 pandemic. These statements involve risks, uncertainties and other factors that could cause our actual results, time frames or achievements to differ materially from those expressed or implied in such forward-looking statements. Such risks, uncertainties and factors include, but are not limited to: macroeconomic conditions and uncertainty in the global economy; uncertainty in the growth of the semiconductor and electronics industries; the highly competitive industry we operate in; actions by the U.S. or foreign governments, such as the imposition of additional export restrictions or tariffs; consolidation among our customers and our dependence on a relatively small number of large customers; risks and compliance obligations relating to the global nature of our operations; the impact of the ongoing COVID-19 pandemic on the global economy and on our business, operations and financial condition; and more. Additional information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings we make with the SEC from time to time, including in the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 31, 2022 and in our latest Quarterly Report on Form 10-Q. The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in Synopsys’ most recent reports on Forms 10-K and 10-Q each as may be amended from time to time. Synopsys’ financial results for its first quarter fiscal year 2023 are not necessarily indicative of Synopsys’ operating results for any future periods.

The information provided herein is as of February 15, 2023. Synopsys undertakes no duty, and does not intend, to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Income(1)

(in thousands, except per share amounts)

	Three Months Ended January 31,
	2023	2022
Revenue:
Time-based products	$782,313	$707,483
Upfront products	336,658	368,274

Total products revenue	1,118,971	1,075,757
Maintenance and service	242,369	194,498

Total revenue	1,361,340	1,270,255
Cost of revenue:
Products	174,367	165,399
Maintenance and service	91,347	78,225
Amortization of intangible assets	18,640	13,360

Total cost of revenue	284,354	256,984

Gross margin	1,076,986	1,013,271
Operating expenses:
Research and development	465,329	383,971
Sales and marketing	210,785	180,510
General and administrative	97,364	81,008
Amortization of intangible assets	6,717	9,000
Restructuring charges	40,859	11,746

Total operating expenses	821,054	666,235

Operating income	255,932	347,036
Other income (expense), net	23,292	(19,793)

Income before income taxes	279,224	327,243
Provision (benefit) for income taxes	10,597	13,902

Net income	268,627	313,341
Net income (loss) attributed to non-controlling interest and redeemable non-controlling interest	(2,909)	(346)

Net income attributed to Synopsys	$271,536	$313,687

Net income per share attributed to Synopsys:
Basic	$1.78	$2.05
Diluted	$1.75	$1.99
Shares used in computing per share amounts:
Basic	152,401	153,218

Diluted	155,076	157,273

(1)	Synopsys’ first quarter of fiscal year 2023 and 2022 ended on January 28, 2023 and January 29, 2022, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	January 31, 2023	October 31, 2022
ASSETS:
Current assets:
Cash and cash equivalents	$1,154,873	$1,417,608
Short-term investments	147,050	147,913

Total cash, cash equivalents & short-term investments	$1,301,923	$1,565,521
Accounts receivable, net	1,035,323	796,091
Inventories	220,881	211,927
Prepaid and other current assets	470,272	439,130

Total current assets	3,028,399	3,012,669
Property and equipment, net	516,925	483,300
Operating lease right-of-use assets, net	586,892	559,090
Goodwill	3,864,833	3,842,234
Intangible assets, net	361,154	386,446
Deferred income taxes	719,082	670,653
Other long-term assets	488,339	463,695

Total assets	$9,565,624	$9,418,087

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$663,594	$809,403
Operating lease liabilities	66,326	54,274
Deferred revenue	1,995,077	1,910,822
Total current liabilities	2,724,997	2,774,499
Long-term operating lease liabilities	603,538	581,273
Long-term deferred revenue	172,794	154,472
Long-term debt	20,569	20,824
Other long-term liabilities	364,975	327,829

Total liabilities	3,886,873	3,858,897
Redeemable non-controlling interest	36,049	38,664
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 152,380 and 152,375 shares outstanding, respectively	1,524	1,524

Capital in excess of par value	1,292,900	1,487,126
Retained earnings	5,805,843	5,534,307
Treasury stock, at cost: 4,881 and 4,886 shares, respectively	(1,321,180)	(1,272,955)
Accumulated other comprehensive income (loss)	(142,333)	(234,277)

Total Synopsys stockholders’ equity	5,636,754	5,515,725
Non-controlling interest	5,948	4,801

Total stockholders’ equity	5,642,702	5,520,526

Total liabilities, redeemable non-controlling interest and stockholders’ equity	$9,565,624	$9,418,087

(1)

Synopsys’ first quarter of fiscal year 2023 ended January 28, 2023 and its fiscal year 2022 ended on October 29, 2022, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Cash Flows (1)

(in thousands)

	Three Months Ended January 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$268,627	$313,341
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	57,294	61,685
Reduction of operating lease right-of-use assets	23,903	21,010
Amortization of capitalized costs to obtain revenue contracts	18,850	16,737
Stock-based compensation	134,227	95,771
Allowance for credit losses	3,700	5,278
Deferred income taxes	(65,495)	(11,952)
Other non-cash	4,535	4,832
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(237,360)	(466,684)
Inventories	(8,610)	9,155
Prepaid and other current assets	(355)	(303)
Other long-term assets	(54,196)	(11,969)
Accounts payable and accrued liabilities	(144,258)	(223,223)
Operating lease liabilities	(17,629)	(19,477)
Income taxes	50,416	6,555
Deferred revenue	81,102	354,988

Net cash provided by operating activities	114,751	155,744

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	30,971	16,437
Purchases of short-term investments	(28,829)	(17,210)

Proceeds from sales of long-term investments	5,735	582
Purchases of long-term investments	—	(5,000)
Purchases of property and equipment	(43,500)	(41,751)
Acquisitions, net of cash acquired	—	(19,989)
Capitalization of software development costs	(624)	(494)
Other	—	(600)

Net cash used in investing activities	(36,247)	(68,025)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(1,294)	(75,938)
Issuances of common stock	22,338	30,835
Payments for taxes related to net share settlement of equity awards	(92,095)	(96,785)
Purchase of equity forward contract	(45,000)	(40,000)
Purchases of treasury stock	(260,724)	(210,000)
Other	—	(2,709)

Net cash used in financing activities	(376,775)	(394,597)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	35,675	(1,720)

Net change in cash, cash equivalents and restricted cash	(262,596)	(308,598)
Cash, cash equivalents and restricted cash, beginning of year	1,419,864	1,435,183

Cash, cash equivalents and restricted cash, end of period	$1,157,268	$1,126,585

(1)	Synopsys’ first quarter of fiscal year 2023 and 2022 ended on January 28, 2023 and January 29, 2022, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Business Segment Reporting (1)(3)

(in millions)

	Three Months Ended January 31, 2023	Three Months Ended January 31, 2022
Revenue by segment
- Design Automation	$889.8	$803.9
% of Total	65.4%	63.3%
- Design IP	$343.7	$358.8
% of Total	25.2%	28.2%
- Software Integrity	$127.8	$107.6
% of Total	9.4%	8.5%
Total segment revenue	$1,361.3	$1,270.3

Adjusted operating income by segment
- Design Automation	$346.0	$293.3
- Design IP	$117.6	$154.1
- Software Integrity	$15.5	$12.0
Total adjusted segment operating income	$479.2	$459.4

Adjusted operating margin by segment
- Design Automation	38.9%	36.5%
- Design IP	34.2%	43.0%
- Software Integrity	12.1%	11.2%
Total adjusted segment operating margin	35.2%	36.2%

Total Adjusted Segment Operating Income Reconciliation (1)(2)(3)

(in millions)

	Three Months Ended January 31, 2023	Three Months Ended January 31, 2022
GAAP total operating income – as reported	$255.9	$347.0
Other expenses managed at consolidated level
-Amortization of intangible assets (4)	25.4	22.4
-Stock compensation (4)	134.2	95.8
-Non-qualified deferred compensation plan	20.2	(19.6)
-Acquisition-related items	2.6	2.1
-Restructuring charges	40.9	11.7

Total adjusted segment operating income	$479.2	$459.4

(1)	Synopsys manages the business on a long-term, annual basis, and considers quarterly fluctuations of revenue and profitability as normal elements of our business. Amounts may not foot due to rounding.
(2)

These segments results are consistent with the information required by ASC 280, Segment Reporting. Synopsys’ chief operating decision maker (CODM) is our Chief Executive Officer (CEO). The CODM does not allocate certain operating expenses managed at a consolidated level to our reportable segments and, as a result, the reported operating income and operating margin do not include these unallocated expenses as shown in the table above.

(3)	Synopsys’ first quarter of fiscal year 2023 and 2022 ended on January 28, 2023 and January 29, 2022, respectively. For presentation purposes, we refer to the closest calendar month end.
(4)	This includes non-GAAP expenses attributable to redeemable non-controlling interest.